At RF Micro Devices                                                                 At the Financial Relations Board
Dean Priddy                          Douglas DeLieto                              Joe Calabrese
Chief Financial Officer           VP, Investor Relations                      (212) 827-3772
(336) 931-7975                   (336) 931-7968

FOR IMMEDIATE RELEASE
April 24, 2007

RF MICRO DEVICES DELIVERS RECORD MARCH QUARTERLY REVENUE

Fiscal Year Revenue In Excess Of $1 Billion Is Company Record

Quarterly Highlights:
•  Quarterly Revenue Totaled $257.3 Million
•  Cash Flow From Operations Totaled $58.2 Million
•  GAAP Diluted Earnings Per Share Equaled $0.14
•  Non-GAAP Diluted Earnings Per Share Equaled $0.13

GREENSBORO, N.C., April 24, 2007 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, today reported financial results for its fiscal 2007 fourth quarter ended March 31, 2007.  Quarterly revenue grew approximately 13.9% year-over-year and declined approximately 8.5% sequentially to $257.3 million.  Operating income totaled $21.4 million, on a GAAP basis, and $25.7 million, on a non-GAAP basis.  RFMD's March 2007 quarterly results reflected unit volume strength at the world's leading handset manufacturers.

Business Unit Comments

Cellular
•  RFMD maintained leadership in next-generation power amplifiers in the March 2007 quarter and currently expects sequential growth in the June 2007 quarter in both EDGE and WCDMA power amplifiers
•  RFMD currently anticipates quarterly sales of GaAs pHEMT cellular switches will increase sequentially
•  RFMD currently anticipates follow-on business at an existing POLARIS™ customer, including the EDGE path of a 3G multimode platform
•  RFMD currently expects its next-generation POLARIS™ 3 RF solution will ramp at a new POLARIS™ customer in the second half of calendar 2007

Wireless Connectivity
•  RFMD increased sales of wireless LAN front ends for handsets and other applications in the March 2007 quarter and expects sequential growth in wireless LAN front ends in the June 2007 quarter
•  RFMD experienced increased design activity with leading mobile device manufacturers related to its proprietary
    GPS technology
•  Customer evaluation of newly introduced multi-market GaAs pHEMT switches demonstrated low loss and superior linearity, as a result of both process and design

Infrastructure
•  RFMD commenced its first shipments of gallium nitride (GaN) devices to a top-tier military supplier

•  RFMD anticipates additional shipments and customer orders of GaN devices in the current quarter
•  RFMD anticipates product launch of its GaAs pHEMT multi-market low noise amplifiers (LNAs)
    in the current quarter

GAAP and non-GAAP financial measures are presented in the tables below, and non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q4 Fiscal 2007	Q3 Fiscal 2007	% Change vs. Q3 2007	Q4 Fiscal 2006	% Change vs. Q4 2006

Revenue	$257.3	$281.1	(8.5)%	$225.9	13.9%
Gross Margin	35.2%	35.8%	(0.6)ppt	33.6%	1.6ppt
Operating Income (Loss)	$21.4	$66.1	(67.6)%	$(1.7)	1,369%
Net Income (Loss)	$30.1	$59.3	(49.2)%	$(1.6)	2,021%
Diluted EPS (LPS)	$0.14	$0.26	(48.5)%	$(0.01)	1,745%

NON-GAAP RESULTS (excluding share-based compensation, amortization, discontinuation of WLAN chipset development efforts, impairment charge, gain on sale of substantially all Bluetooth® assets, restructuring charges related to sale of Bluetooth® assets and the tax effect on certain non-GAAP adjustments)

(in millions, except percentages and per share data)	Q4 Fiscal 2007	Q3 Fiscal 2007	% Change vs. Q3 2007	Q4 Fiscal 2006	% Change vs. Q4 2006

Gross Margin	35.7%	36.1%	(0.4)ppt	35.0%	0.7ppt
Operating Income	$25.7	$35.2	(27.0)%	$19.8	30.1%
Net Income	$29.2	$34.3	(15.0)%	$19.9	46.8%
Diluted EPS	$0.13	$0.16	(14.9)%	$0.09	42.2%

Financial Guidance And Business Outlook
RFMD anticipates strong overall unit demand for cellular handsets and believes handset market share continues to be consolidated by its largest customers.

Consistent with guidance provided on March 28, 2007, RFMD expects that forecasted unit reductions at a major customer, coupled with RFMD's high per-unit dollar content at this customer, will significantly impact its near-term financial results.  Longer term, RFMD believes it will benefit as handset inventories are reduced and as forecasts and shipments increase.  Additionally, RFMD expects it will increase its dollar content at additional customers through sales of complete RF solutions as well as complementary components for cellular front ends and other high-growth markets.

•  Current forecasts for the June 2007 quarter indicate a sequential decline in RFMD's POLARIS™ solution sales, partially offset by increased sales of EDGE and WCDMA power amplifiers and transmit modules, wireless LAN front ends and GaN devices

•  Revenue in the June 2007 quarter is currently expected to be in the range of $215 million to $230 million

•  Quarterly GAAP net income in the June 2007 quarter is currently expected to be in the range of $0.00 to $0.02 per diluted share, including estimated non-cash share-based compensation expense and non-cash amortization of intangibles of approximately $3.6 million in the aggregate

•  Quarterly non-GAAP net income is currently expected to be in the range of $0.02 to $0.04 per diluted share, excluding non-cash share-based compensation expense and non-cash amortization of intangibles

•  RFMD currently expects modest sequential quarterly revenue growth to resume in the September 2007 quarter and continue through the balance of calendar 2007, followed by an acceleration of growth in calendar 2008 as existing design wins ramp in multiple markets

The methodology used by RFMD to estimate non-cash share-based compensation expense does not factor in items such as new grants, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate intangible amortization assumes no additional intangible assets are recorded.  As a result, RFMD does not estimate the impact of non-cash share-based compensation expense on gross margin or operating expenses and will provide this information with its June 2007 quarterly results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

Comments From Management
Bob Bruggeworth, president and CEO of RF Micro Devices, said, "RF Micro Devices is winning opportunities to grow its dollar content in mobile devices as they increase in complexity and require additional high-performance RF content.  Our investments in transceivers, pHEMT switches, filters, DC-to-DC converters, integrated shielding, MEMS switches, module assembly, wafer manufacturing and systems-level expertise have positioned our Company to help our customers - and our channel partners alike - to eliminate complexity, improve performance, reduce costs and speed time to market.

"We are winning follow-on business with our lead POLARIS™ RF solution customer, and we expect our revenue with this customer will return to growth in the September quarter.  Additionally, our POLARIS™ 3 RF solution is on track to ramp in the second half of calendar 2007, which will expand our POLARIS™ RF solution customer base to include an additional top-tier handset manufacturer.  Beyond our core cellular market, we expect high margin, diversified revenue growth in fiscal 2008, driven by sales of our GaN devices, wireless LAN front ends, GPS solutions and multi-market products.

"RFMD is aggressively investing in opportunities for diversified growth and evaluating strategic options to bolster revenue and earnings contribution.  We expect modest growth through calendar year 2007 and an acceleration of growth beginning in calendar year 2008, as our world-class RF solutions ramp at cellular and non-cellular customers."

Dean Priddy, CFO and vice president, finance and administration of RF Micro Devices, said, "In the June quarter, we expect that a significant volume reduction at our lead POLARIS™ RF solution customer will impact our financial results. We expect the impact to be temporary, however, and our investment plans remain unchanged.  New multi-year platform opportunities have been won at our lead POLARIS™ RF solution customer, and we remain on track to transition another top-tier customer into a higher dollar content status in the second half of calendar 2007.

"RFMD's balance sheet was enhanced by the Company's strong performance in fiscal 2007 and by our recently completed $375 million convertible note offering.  We believe our healthy balance sheet gives RFMD a strategic edge to both streamline the supply chain in our cellular business and jumpstart our diversification efforts.  Both of these opportunities are sharply focused on long term margin and earnings accretion."

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the Company's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross margin, (ii) non-GAAP operating income, (iii) non-GAAP net income, and (iv) non-GAAP net income per diluted share.  Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses that are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 10.

In managing the Company's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, the Company believes that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  The Company has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in the Company's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of the Company's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The Company's rationale for using these non-GAAP financial measures, as well as their impact on the presentation of the Company's operations, are outlined below:

     Non-GAAP gross margin.  Non-GAAP gross margin excludes share-based compensation expense and amortization of intangible assets.  The Company believes that exclusion of these costs in presenting non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies.  The Company believes that the majority of its purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating the Company's business.  In this regard, the Company notes that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provide management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, the Company believes that presentation of non-GAAP gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of the Company's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within the Company's control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of the Company during the period in which the expense is incurred and generally is outside the control of management.  Moreover, the Company believes that the exclusion of share-based compensation expense in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to the Company's gross margins and other financial measures in comparison to both prior periods as well as to its competitors.

The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has little control over the timing and amount of the expenses in question.

     Non-GAAP operating income.  Non-GAAP operating income excludes share-based compensation expense, amortization of intangible assets, gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, and adjustments associated with the discontinuation of our WLAN chipset development efforts.  The Company believes that presentation of a measure of operating income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross margin.  The Company believes that the gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, as well as the expenses and adjustments associated with the discontinuation of our WLAN chipset development efforts, do not constitute part of its ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

     Non-GAAP net income and non-GAAP net income per diluted share.  Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, gain on sale of substantially all of our Bluetooth® assets and related restructuring charges, adjustments associated with the discontinuation of our WLAN chipset development efforts, investment impairment and also reflect an adjustment of income tax expense associated with the exclusion of certain of these non-GAAP adjustments.  The Company believes that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.  The Company believes disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

     Limitations of non-GAAP financial measures.  The primary material limitations associated with the use of non-GAAP gross margin, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share as compared to the most directly comparable GAAP financial measures of gross margin, operating income, net income and net income per diluted share is (i) they may not be comparable to similarly titled measures used by other companies in the Company's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  The Company compensates for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross margin, operating income, net income and net income per diluted share.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investor Info). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11087658.

About RFMD
RF Micro Devices, Inc. (Nasdaq: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD's power amplifiers, transmit modules, cellular transceivers and system-on-chip (SOC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs), wireless personal area networks (WPANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world's leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006

Total revenue	$257,270	$225,885

Costs and expenses:
Cost of goods sold (1)	166,704	149,902
Research and development (1)	47,095	52,034
Marketing and selling (1)	12,963	16,080
General and administrative (1)	8,448	9,505
Other operating expense (1)	625	53

Total costs and expenses (1)	235,835	227,574

Operating income (loss)	21,435	(1,689)
Other income	2,047	654

Income (loss) before income taxes	$23,482	$(1,035)
Income tax benefit (expense)	6,651	(533)

Net income (loss)	$30,133	$(1,568)

Net income (loss) per share, diluted	$0.14	$(0.01)

Weighted average outstanding diluted shares	228,937	189,599

(1)  As a result of our adoption of SFAS 123(R) on April 2, 2006, share-based compensation expense of approximately $0.9 million, $1.1 million, $0.6 million, $0.6 million, and $0.0 million is included in cost of goods sold, research and development, marketing and selling, general and administrative and other operating expense, respectively, for the three months ended March 31, 2007.  For the three months ended April 1, 2006, share-based compensation and variable accounting expense of approximately $3.0 million, $11.1 million, $4.2 million, $2.6 million, and $0.0 million is included in cost of goods sold, research and development, marketing and selling, general and administrative and other operating expense, respectively.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended
	March 31, 2007 (Unaudited)	April 1, 2006 (Audited)

Total revenue	$1,023,615	$770,247

Costs and expenses:
Cost of goods sold (1)	666,755	501,224
Research and development (1)	184,979	168,858
Marketing and selling (1)	53,863	52,121
General and administrative (1)	37,301	29,589
Other operating income (1)	(33,834)	(251)

Total costs and expenses (1)	909,064	751,541

Operating income	114,551	18,706
Impairment of Jazz Semiconductor, Inc. investment	(33,959)	-
Other income	5,807	1,505

Income before income taxes	$86,399	$20,211
Income tax expense	(2,983)	(3,881)

Net income	$83,416	$16,330

Net income per share, diluted	$0.39	$0.08

Weighted average outstanding diluted shares	226,513	192,781

(1)  As a result of our adoption of SFAS 123(R) on April 2, 2006, share-based compensation expense of approximately $4.7 million, $5.6 million, $3.7 million, $7.0 million, and $0.1 million is included in cost of goods sold, research and development, marketing and selling, general and administrative and other operating income, respectively, for the twelve months ended March 31, 2007.  For the twelve months ended April 1, 2006, share-based compensation and variable accounting expense of approximately $3.8 million, $12.3 million, $5.5 million, $3.5 million, and $0.0 million is included in cost of goods sold, research and development, marketing and selling, general and administrative and other operating income, respectively.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 30,	April 1,
	2007	2006	2006

GAAP operating income (loss)	21,435	66,069	(1,689)
Share-based compensation expense	3,088	3,320	20,943
Amortization of intangible assets	567	484	457
Gain on sale of Bluetooth® assets	(67)	(36,311)	-
Restructuring charges related to sale of Bluetooth® assets	668	1,752	-
Discontinuation of WLAN chipset development efforts (adjustment)	26	(100)	53
Non-GAAP operating income	25,717	35,214	19,764

GAAP net income (loss)	30,133	59,326	(1,568)
Impairment of Jazz investment	94	-	-
Share-based compensation expense	3,088	3,320	20,943
Amortization of intangible assets	567	484	457
Gain on sale of Bluetooth® assets	(67)	(36,311)	-
Restructuring charges related to sale of Bluetooth® assets	668	1,752	-
Tax effect on certain Non-GAAP adjustments	(5,316)	5,872	-
Discontinuation of WLAN chipset development efforts (adjustment)	26	(100)	53

Non-GAAP net income	29,193	34,343	19,885
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	1,015	977	1,060
Non-GAAP net income plus assumed conversion of notes-Numerator for diluted income per share	$30,208	$35,320	$20,945

GAAP weighted average outstanding diluted shares	228,937	227,852	189,599
Adjustments:
Diluted stock options	-	-	6,002
Assumed conversion of 1.50% convertible notes	-	-	30,144
Non-GAAP weighted average outstanding diluted shares	228,937	227,852	225,745

Non-GAAP net income per share, diluted	$0.13	$0.16	$0.09

GAAP gross margin percentage	35.2%	35.8%	33.6%
Adjustment for share-based compensation	0.3%	0.3%	1.3%
Adjustment for intangible amortization	0.2%	0.0%	0.1%
Non-GAAP gross margin percentage	35.7%	36.1%	35.0%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2007 (Unaudited)	April 1, 2006 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$211,023	$81,588
Short-term investments	107,689	68,949
Accounts receivable, net	102,307	115,715
Inventories	112,975	116,782
Other current assets	46,445	31,887
Total current assets	580,439	414,921

Property and equipment, net	373,455	341,293
Goodwill	114,897	117,218
Investment in Jazz Semiconductor, Inc.	-	59,265
Long-term investments	617	584
Intangible assets, net	8,486	10,849
Other assets	11,740	3,191
Total assets	$1,089,634	$947,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$108,929	$102,772
Other short-term liabilities, net	4,287	260
Total current liabilities	113,216	103,032

Long-term debt, net	245,709	226,876
Other long-term liabilities	11,042	18,056
Total liabilities	369,967	347,964

Shareholders' equity:
Total shareholders' equity	719,667	599,357

Total liabilities and shareholders' equity	$1,089,634	$947,321